Exhibit 23 - Consent of Auditors

                      Callahan, Johnston & Associates, LLC
                  Certified Public Accountants and Consultants
           7400 Lyndale Avenue South, Suite 140, Minneapolis, MN 55423
                   Telephone: (612)861-0970 Fax: (612)861-5827
                          Email: cjacallahan@qwest.net


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

December 16, 2003

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K/A for event requiring reporting dated October 22, 2003 and filed December 16, 2003 of Satellite Enterprises Corp. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,


/s/ Scott M. Callahan

Callahan, Johnston & Associates, LLC